                                                                      Exhibit 21


                                 Subsidiaries
                                 ------------

                                                         Jurisdiction
                    Name:                              of Organization
                    -----                              ---------------
Advanced Molding Compounds Inc.                            Delaware
BCC Cytec (Belgium) Holding Co.                            Delaware
Carteret Development LLC                                   Delaware
Cyquim de Colombia S.A.                                    Delaware
Cytec Acrylic Fibers Inc.                                  Delaware
Cytec Aerospace Far East Corp.                             Delaware
Cytec Ammonia Inc.                                         Delaware
Cytec Australia Holdings Pty. Limited                      Australia
Cytec Australia Limited                                    Delaware
Cytec Brewster Phosphates Inc.                             Delaware
Cytec Canada Inc.                                          Ontario
Cytec Chile Limitada                                       Chile
Cytec Coordination Center N.V.                             Belgium
Cytec (CRP) France S.A.R.L.                                France
Cytec de Argentina S.A.                                    Delaware
Cytec de Chile S.A.                                        Delaware
Cytec de Mexico S.A. de C.V.                               Mexico
Cytec de Puerto Rico, Inc.                                 Puerto Rico
Cytec Deutschland GmbH                                     Germany
Cytec do Brasil Ltd.                                       Delaware
Cytec do Brasil Ltda.                                      Brazil
Cytec Fiberite GmbH                                        Germany
Cytec Fiberite Inc.                                        Delaware
Cytec Fiberite Limited                                     England
Cytec Global Holdings Inc.                                 Delaware
Cytec Hong Kong Limited                                    Hong Kong
Cytec Industries B.V.                                      Netherlands
Cytec Industries Europe C.V.                               Netherlands
Cytec Industries France S.A.R.L.                           France
Cytec Industries Italia S.r.l.                             Italy
Cytec Industries Pte. Ltd.                                 Singapore
Cytec Industries Spain, S.L.                               Spain
Cytec Industries UK Limited                                England
Cytec International Sales Corp.                            Barbados
Cytec International Sales Corporation Limited              Jamaica
Cytec Japan Limited                                        Delaware
Cytec Korea Inc.                                           Delaware
Cytec Manufacturing B.V.                                   Netherlands
Cytec Melamine Inc.                                        New Jersey
Cytec Methanol Inc.                                        Delaware
Cytec Netherlands (CRP) B.V.                               Netherlands
Cytec Norge (GP) AS                                        Norway
Cytec Norge KS                                             Norway
Cytec Olean Inc.                                           Delaware
Cytec Overseas Corp.                                       Delaware
Cytec Plastics Inc.                                        Delaware
Cytec Realty Corp.                                         Delaware
Cytec Specialty Resins AS                                  Norway
Cytec Taiwan Corp.                                         Delaware
Cytec Technology Corp.                                     Delaware
Cytec UK Holdings Limited                                  England
D Aircraft Products, Inc.                                  California
Fiberite France S.A.R.L.                                   France
Fortier Cytec LLC                                          Delaware
GSC Products, Inc.                                         Delaware
Holland LP I Co.                                           Delaware
IMC Mining Chemicals LLC                                   Delaware
Melcoat (M) Sdn. Bhd.                                      Malaysia
Netherlands (Cytec) GP Inc.                                Delaware
Piney River Recovery Corp.                                 Delaware
Quimicos Cyquim, C.A.                                      Venezuela
Rotterdam LP II Co.                                        Delaware
The American Materials & Technologies Corporation          Delaware
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